EXHIBIT TO N-SAR



SUB-ITEM 77K:  CHANGES IN REGISTRANT CERTIFYING ACCOUNTANT





NOVEMBER 1, 1995



SECURITIES AND EXCHANGE COMMISSION

ATTN: SECPS/MAIL STOP 9-5

WASHINGTON, D.C. 20549





RE: 2-776969

       811-3445



WE have read THE MERGER FUND statement regarding our termination as their independent auditors included at the end of the "NOTES to tHE FINANCIAL STATEMENTS" on Page 17 and agree with the information contained therein.



Very truly yours,





GRANT THORNTON LLP